Exhibit 10.1

EXECUTION

AMENDMENT NO. 6
TO MASTER REPURCHASE AGREEMENT

Amendment No. 6 to Master Repurchase Agreement, dated as of January 31, 2014 (this “Amendment”), by and among Bank of America, N.A. (“Buyer”), PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (the “Guarantor”).

RECITALS

Buyer, Guarantor and Seller are parties to that certain Master Repurchase Agreement, dated as of March 17, 2011, (as amended by Amendment No. 1, dated as of July 21, 2011, Amendment No. 2, dated as of March 23, 2012, Amendment No. 3, dated as of August 28, 2012, Amendment No. 4, dated as of January 3, 2013 and Amendment No. 5 to Master Repurchase Agreement, dated as of March 28, 2013, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).  The Guarantor is a party to that certain Guaranty (as amended from time to time, the “Guaranty”), dated as of March 17, 2011, made by Guarantor in favor of Buyer.

Buyer, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.  As a condition precedent to amending the Existing Master Repurchase Agreement, Buyer has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Buyer, Seller and Guarantor hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Transactions. The Existing Master Repurchase Agreement is hereby amended by:

1.1       deleting Section 1 in its entirety and replacing it with the following:

From time to time prior to the Termination Date (as hereinafter defined) the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans (as hereinafter defined) on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller.  This Agreement is a commitment by Buyer to engage in the Transactions as set forth herein not to exceed the Committed Amount; provided, that Buyer shall have no commitment to enter into any Transaction requested with respect to the Uncommitted Amount or that would result in the aggregate Purchase Price of then-outstanding Transactions to exceed the Committed Amount. All funds made available by Buyer to Seller under this Agreement will first be attributed to the Committed Amount. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

1.2       deleting Section 3(a) in its entirety and replacing it with the following (modified text underlined for review purposes):

a.  Terms.  From time to time, Buyer will purchase from Seller certain Mortgage Loans that have been originated or acquired by Seller.  This Agreement is a commitment by Buyer to enter into Transactions with Seller for an aggregate amount up to the Committed Amount.  This Agreement is not a commitment by Buyer to enter into Transactions with Seller for amounts exceeding the Committed Amount, but rather, sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller.  Seller hereby acknowledges that, beyond the Committed Amount, Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.  Buyer may, without cause and for any reason whatsoever, terminate this Agreement with respect to the Uncommitted Amount at any time by providing two (2) Business Days’ prior notice to Seller.  All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines and shall be serviced by Subservicer.  The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Aggregate Transaction Limit.

SECTION 2.                            Definitions. Section 2 of the Existing Master Repurchase Agreement is hereby amended by:

2.1       deleting (a) the definition of “Maximum Committed Purchase Price” in its entirety and replacing all references thereto with the defined term “Aggregate Transaction Limit”, (b) the definition of “Reserve Interest Rate” in its entirety and all references thereto and (c) the definition of “FICO” in its entirety and replacing all references thereto with the defined term “FICO Score”:

2.2       deleting the definitions of “Effective Date”, “LIBOR”, “Liquidity Amount”, “Noncompliant I”, “Noncompliant II” and “Total Liabilities” in their entirety and replacing with the following:

“Effective Date” has the meaning set forth in the Transactions Terms Letter.

“LIBOR” means the daily rate per annum (rounded to three (3) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market, as published on the Official BBA LIBOR Fixings page by Bloomberg or in the Wall Street Journal as of the date of determination; provided, that if Buyer determines that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance materially and adversely affecting the London interbank market, shall make it unlawful, impractical or commercially unreasonable for Buyer to enter into or maintain Transactions as contemplated by this Agreement using LIBOR, then Buyer may, in addition to its rights under Section 11(b) and Section 10(b)(5) herein, select an alternative rate of interest or index in its discretion.

“Liquidity Amount” means, as of any date of determination, the sum of (a) Seller’s unrestricted and unencumbered cash and Cash Equivalents and (b) the balance in the Over/Under Account exclusive of funds held due to a Margin Deficit or Margin Call.  By way of example but not limitation, cash in escrow and/or impound accounts shall not be included in this calculation.

“Noncompliant I” means either (a) a Purchased Mortgage Loan other than a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 30 days but not greater than 60 days, or (b) a Purchased Mortgage Loan that is a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 180 days but not greater than 210 days.

“Noncompliant II” means either (a) a Purchased Mortgage Loan other than a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 60 days but not greater than 90 days, or (b) a Purchased Mortgage Loan that is a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 210 days but not greater than 240 days.

“Total Liabilities” means, as of any date of determination, the sum of (a) the total liabilities of Seller on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of Seller’s financial statements, plus (b) to the extent not already included under GAAP, the total aggregate outstanding amount owed by Seller under any repurchase, refinance or other similar credit arrangements, plus (c) to the extent not already included under GAAP, any “off balance sheet” repurchase, refinance or other similar credit arrangements, less (d) non-recourse debt.

2.3       adding the following defined terms in their proper alphabetical order:

“Ability to Repay Rule” means 12 CFR 1026.43(c).

“Aggregate Transaction Limit” has the meaning set forth in the Transaction Terms Letter.

“Committed Amount” has the meaning set forth in the Transaction Terms Letter.

“Facility Fee” has the meaning set forth in the Transaction Terms Letter.

“FICO Score” means the credit score of the Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores; provided, that if (a) two separate credit scores are obtained on such origination date, the FICO Score shall be the lower credit score; and (b) three separate credit scores are obtained on such origination date, the FICO Score shall be the middle credit score.

“QM Rule” means 12 CFR 1026.43(e).

“Qualified Mortgage” means a Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.

“Rebuttable Presumption Qualified Mortgage” means a Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.

“Safe Harbor Qualified Mortgage” means a Qualified Mortgage with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.

“Trade Assignment” means an assignment to Buyer of a forward trade between an Approved Investor and Seller with respect to one or more Purchased Mortgage Loans or the related Mortgage-Backed Security, in each case in substantially the form of Exhibit M hereto, together with the related Purchase Commitment that has been fully executed, is enforceable and is in full force and effect and confirms the details of such forward trade.

“Uncommitted Amount” has the meaning set forth in the Transaction Terms Letter.

SECTION 3.                            Repurchase Acceleration Events.  Section 4(e) of the Existing Master Repurchase Agreement is hereby amended by (a) deleting “or” at the end of subclause (5), (b) deleting the “.” at the end of subclause (6) and replacing it with  “; or” and (c) adding the following subclause (7) at the end thereof:

(7)                                 with respect to any Certified Mortgage Loan or Mortgage-Backed Security, if the Seller has failed to deliver the related Trade Assignment to Buyer in accordance with the requirements set forth in Section 10(b)(2)(vi) (for the avoidance of doubt, Seller and Buyer agree any Trade Assignment shall be in the form attached hereto and not in the form attached to the Custodial Agreement).

SECTION 4.                            Security Interest.  Section 8 of the Existing Master Repurchase Agreement is hereby amended by deleting clause (a) in its entirety and replacing it with the following (modified text underlined for review purposes):

a.                                      Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Mortgage Loans, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Mortgage Loans, the Records (including, without limitation, copies of all documentation in connection with the underwriting and origination of any Purchased Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule), all related Servicing Rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Mortgage Loans), any related Purchase Commitments, any Property relating to the Purchased Mortgage Loans, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income, the Securities Account and all amounts held therein, the Over/Under Account and all amounts held therein, Interest Rate Protection Agreements to the extent of the Purchased Mortgage Loans protected thereby, accounts (including any interest of Seller in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), all collateral, however defined, securing any other agreement between Seller, Guarantor or any of their Affiliates on the one hand and Buyer or any of its Affiliates on the other hand, general intangibles and other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

SECTION 5.                            Conditions Precedent.  Section 10(b) of the Existing Master Repurchase Agreement is hereby amended by:

5.1       inserting the following clause (vi) immediately following subsection (2)(v):

(vi)                              Seller hereby acknowledges that, in order for Buyer to satisfy the “good delivery standards” of the Securities Industry and Financial Markets Association (“SIFMA”) as set forth in the SIFMA Uniform Practices Manual and SIFMA’s Uniform Practices for the Clearance and Settlement of Mortgage Backed Securities and other Related Securities, in each case, as amended from time to time, Buyer must deliver each Trade Assignment in respect of Certified Mortgage Loans or Mortgage-Backed Securities to the related Approved Investor no later than seventy-two (72) hours prior to settlement of the related Mortgage-Backed Security.  Seller hereby acknowledges and agrees to deliver to Buyer, in form and substance satisfactory to Buyer and not later than 1:00 p.m. (New York City time) on the date on which such seventy-two (72) hour period commences, each related Trade Assignment executed by Seller, together with a true and complete copy of the related Purchase Commitment for any Purchased Mortgage Loans subject to the proposed Transaction that are subject to a Purchase Commitment.

5.2       inserting the following at the end thereof:

(12) Qualified Mortgage.  A schedule identifying each Mortgage Loan subject to the proposed Transaction as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage.

(13) Additional Documentation.  Such other documents pertaining to the Transaction as Buyer may reasonably request, from time to time.

SECTION 6.                            Servicing.  Section 12 of the Existing Master Repurchase Agreement is hereby amended by deleting clause (d) in its entirety and replacing it with the following (modified text underlined for review purposes):

d.  Upon the occurrence and continuance of an Event of Default hereunder, Buyer shall have the right to immediately terminate Seller’s right to service the Purchased Mortgage Loans without payment of any penalty or termination fee.  Seller shall cooperate in transferring the servicing of the Purchased Mortgage Loans to a successor servicer or subservicer appointed by Buyer in its sole discretion.  For the avoidance of doubt, any termination of the Servicer’s rights to service by the Buyer as a result of an Event of Default shall be deemed part of an exercise of the Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement.

SECTION 7.                            Representations and Warranties.  Section 13(a) of the Existing Master Repurchase Agreement is hereby amended by deleting clause (17) in its entirety and replacing it with the following (modified text underlined for review purposes):

(17)                          Chief Executive Office; Jurisdiction of Organization.  On the Effective Date, Seller’s chief executive office, is, and has been, located at 6101 Condor Drive, Moorpark, CA 93021.  On the Effective Date, Seller’s jurisdiction of organization is the State of Delaware.  Seller shall provide Buyer with thirty days advance notice of any change in Seller’s principal office or place of business or jurisdiction.  Seller has no trade name.  During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

SECTION 8.                            Covenants.  Section 14 of the Existing Master Repurchase Agreement is hereby amended by deleting Subsections (a), (c), (dd) and (ff), each in its entirety and replacing each respectively with the following (modified text underlined for review purposes):

a.   Adjusted Tangible Net Worth.  Seller shall maintain an Adjusted Tangible Net Worth of at least $200,000,000.

c.  Litigation.  Seller and Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $5,000,000 or in an aggregate amount greater than $10,000,000, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect or (iv) questions or challenges compliance of any Purchased Mortgage Loan with the Ability to Repay Rule or QM Rule. On each Reporting Date, Seller and Guarantor, as applicable, will provide to Buyer a litigation docket listing all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority. Seller and Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

dd.  Maintenance of Liquidity.  Seller has maintained a Liquidity Amount of not less than $20,000,000.

ff.  Most Favored Status.  Seller, Guarantor and Buyer each agree that should Seller, Guarantor or any Affiliate thereof enter into a repurchase agreement, warehouse facility, guaranty or similar credit facility with any Person other than Buyer or an Affiliate of Buyer which by its terms provides any of the following (each, a “More Favorable Agreement”):

(1)  more favorable terms with respect to any guaranties or financial covenants, including without limitation covenants covering the same or similar subject matter set forth in Sections 14a, 14b, 14e, 14p, 14dd and 14kk hereof;

(2) a security interest to any Person other than Buyer or an Affiliate of Buyer in substantially all assets of Seller, Guarantor or any Affiliate thereof; or

(3) a requirement that Seller has added or will add any Person other than Buyer or an Affiliate of Buyer as a loss payee under Seller’s Fidelity Insurance;

then the Seller shall provide the Buyer with prompt notice of such more favorable terms contained in such  More Favorable Agreement and the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Buyer or an Affiliate of Buyer; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Seller to Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.  Seller, Guarantor and Buyer further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.  Promptly upon Seller, Guarantor or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person other than Buyer, Seller or Guarantor, as applicable, shall deliver to Buyer a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation.

SECTION 9.                            Reporting.  Section 17 of the Existing Master Repurchase Agreement is hereby amended by inserting the following at the end thereof:

h.  QM/ATR Reporting.  Seller shall deliver to Buyer, with reasonable promptness upon Buyer’s request, copies of all documentation in connection with the underwriting and origination of any Purchased Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule.

SECTION 10.                     Notices.  Section 20 of the Existing Master Repurchase Agreement is hereby amended by deleting the address for notices to Buyer in its entirety and replacing it with the following:

If to Buyer:                                Bank of America, N.A.

4500 Park Granada

Mail Code: CA7-910-02-38

Calabasas, California 91302

Attention: Adam Gadsby, Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@baml.com

With copies to:

Bank of America, N.A.

One Bryant Park, 11th Floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Vice President, Mortgage Finance

Telephone:  (646) 855-0946

Facsimile:  (646) 855-5050

Email: Eileen.Albus@baml.com

and

Bank of America, N.A.

50 Rockefeller Plaza

Mail Code: NY1-050-12-03

New York, New York 10020

Attention: Mr. Michael McGovern Esq.

Telephone: 646-855-0183

Email: Michael.Mcgovern@bankofamerica.com

SECTION 11.                     Fees.  Section 34 of the Existing Master Repurchase Agreement is hereby amended by:

11.1                        deleting clause (a) in its entirety and replacing it with the following (modified text underlined for review purposes):

a.                                      The Commitment Fee shall be deemed earned in full on the Effective Date and if this Agreement is renewed, thereafter on or before the anniversary of the Effective Date.  The Commitment Fee shall be paid in four equal installments, which shall be paid on the Effective Date and on the Price Differential Payment Date every third (3rd) month thereafter.  Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.  In the event Seller terminates this Agreement prior to the Termination Date, the unpaid portion of the Commitment Fee shall be paid in full.

11.2                        inserting the following at the end thereof:

c.  The Facility Fee shall be deemed earned in full on the Effective Date and if this Agreement is renewed, thereafter on or before the anniversary of the Effective Date.  The Facility Fee shall be paid in four equal installments, which shall be paid on the Effective Date and on the Price Differential Payment Date every third (3rd) month thereafter.  Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.  In the event Seller terminates this Agreement prior to the Termination Date, the unpaid portion of the Facility Fee shall be paid in full.

SECTION 12.                     Examination and Oversight.  The Existing Master Repurchase Agreement is hereby amended by inserting the following at the end thereof as Section 40:

40.                               Examination and Oversight by Regulators

Seller agrees that the transactions with Buyer under this Agreement may be subject to regulatory examination and oversight by one or more Governmental Authorities.  Seller shall comply with all requests made by Buyer to assist Buyer in complying with regulatory requirements imposed on Buyer.

SECTION 13.                     Representations and Warranties.  Schedule 1 of the Existing Master Repurchase Agreement is hereby amended by:

13.1                        deleting clause (aaa) in its entirety and replacing it with the following:

(aaa) Points and Fees. All points and fees related to the Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. The points and fees related to such Mortgage Loan did not exceed 3% of the total loan amount (or such other applicable limits for lower balance Mortgages) as specified under 12 CFR 1026.43(e)(3), and the points and fees were calculated using the calculation required for Qualified Mortgages under 12 CFR 1026.32(b) to determine compliance with applicable requirements.

13.2                        adding the following clauses (hhh) and (iii) at the end thereof:

(hhh)  Qualified Mortgage.  Each Mortgage Loan satisfies the following criteria:

(i) such Mortgage Loan is a Qualified Mortgage;

(ii) such Mortgage Loan is accurately identified in writing to Buyer as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage;

(iii) prior to the origination of such Mortgage Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2); and

(iv) such Mortgage Loan is supported by documentation that evidences compliance with the Ability to Repay Rule and the QM Rule.

(iii) Ability to Repay Determination.  There is no action, suit or proceeding instituted by or against or threatened against Seller in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of any Mortgage Loan (or the related underwriting) with the Ability to Repay Rule or the QM Rule.

SECTION 14.                     Temporary Increase. The Existing Master Repurchase Agreement is hereby amended by:

14.1                        deleting Section 3(l) in its entirety and replacing it with the following:

l.                                          Temporary Increase.  Seller may request a temporary increase of the Aggregate Transaction Limit (a “Temporary Increase”) by submitting to Buyer an executed request for Temporary Increase in the form of Exhibit L hereto (a “Request for Temporary Increase”), setting forth the requested increased Aggregate Transaction Limit, the effective date and time of such Temporary Increase and the date and time on which such Temporary Increase shall terminate.  Buyer may from time to time, in its sole and absolute discretion, consent to such Temporary Increase, which consent shall be in writing as evidenced by Buyer’s delivery to Seller of a countersigned Request for Temporary Increase.  At any time that a Temporary Increase is in effect (and only for such time as such Temporary Increase is in effect), the Aggregate Transaction Limit shall be increased by the amount of the Temporary Increase for all purposes of this Agreement and all calculations and provisions relating to the Aggregate Transaction Limit shall refer to such increased amount.

14.2                        deleting Exhibit L thereto it in its entirety and replacing it with Exhibit 1 hereof.

SECTION 15.                     Trade Assignment.  The Existing Master Repurchase Agreement is hereby amended by adding the attached Exhibit 2 as Exhibit M at the end thereof.

SECTION 16.                     Fees and Expenses.  Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 17.                     Conditions Precedent.  This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer, Seller and Guarantor.

SECTION 18.                     Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 19.                     Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 20.                     Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 21.                        GOVERNING LAW.  THE AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 22.                     Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Buyer under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A.,
as Buyer

By:	/s/ Adam Robitshek
Name: Adam Robitshek
Title: Vice President

PENNYMAC LOAN SERVICES, LLC,
as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

PRIVATE NATIONAL MORTGAGE
ACCEPTANCE COMPANY, LLC,
as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

Signature Page to Amendment No. 6 to Master Repurchase Agreement

Exhibit 1 to Amendment No 6

EXHIBIT L

REQUEST FOR TERMPORARY INCREASE

Bank of America, N.A.

One Bryant Park, 11th floor

New York, New York 10036

NY1-100-11-01

Attention: Eileen Albus

Re: The Master Repurchase Agreement, dated as of March 17, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between Bank of America, N.A. (“Buyer”), PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”).

Ladies and Gentlemen:

In accordance with Section 3(l) of the Agreement, Buyer hereby consents to a Temporary Increase of the Aggregate Transaction Limit, the Committed Amount or the Uncommitted Amount as further set forth below:

Amount of Temporary Increase: $                                    .

Temporary Committed Amount: $                                    .

Temporary Uncommitted Amount : $                                    .

Effective date and time:  [dd/mm/yyyy at       :         .m.]

Termination date and time:  [dd/mm/yyyy at       :         .m.]

On and after the effective date and time indicated above and until the termination date and time indicated above, the Aggregate Transaction Limit, Committed Amount, and Uncommitted Amount shall equal the Temporary Aggregate Transaction Limit, Temporary Committed Amount and Temporary Uncommitted Amount, respectively, indicated above for all purposes of the Agreement and all calculations and provisions relating to the Aggregate Transaction Limit, Committed Amount, and Uncommitted Amount shall refer to the Temporary Aggregate Transaction Limit, Temporary Committed Amount and Temporary Uncommitted Amount, respectively, including without limitation, Type Sublimits.  Unless otherwise terminated pursuant to the Agreement, this Temporary Increase shall terminate on the termination date and time indicated above.  Upon the termination of this Temporary Increase, Seller shall repurchase Purchased Mortgage Loans such that (i) the aggregate outstanding Purchase Price does not exceed the Aggregate Transaction Limit and (ii) the applicable portion of the aggregate outstanding Purchase Price does not exceed any Type Sublimit.  Seller shall repurchase

L-1

Purchased Mortgage Loans in order to reduce the aggregate outstanding Purchase Price to the Aggregate Transaction Limit (as reduced by the termination of such Temporary Increase) in accordance with Section 6 of the Agreement.

All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

PennyMac Loan Services, LLC

By:
Name:
Title:

Agreed and Consented by:

BANK OF AMERICA, N.A., Buyer

By:
Name:
Title:

Date:

L-2

Exhibit 2 to Amendment No 6

EXHIBIT M

FORM OF TRADE ASSIGNMENT

(“Approved Investor”)
(Address)

Attention:
Fax No.:

Dear Sirs:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), trade-dated                        ,         , to purchase

[$            of     %        year],

(Check Box)

(a)                                 Ginnie Mae;

(b)                                 Fannie Mae; or

(c)                                  Freddie Mac

mortgage-backed pass-through securities (“Securities”) at a purchase price of $                       from                    on [insert Settlement Date].

Our intention is to assign $           of this Commitment’s full amount, which assignment shall be effective and shall be fully enforceable by the assignee on the Settlement Date.  This is to confirm that (i) the form of this assignment conforms to the SIFMA guidelines, (ii) the Commitment is in full force and effect, (iii) the Commitment has been assigned to [Bank of America, N.A. (“BANA”)] [Merrill Lynch Pierce Fenner & Smith Incorporated (MLPF&S)] as security for the obligations of PennyMac Loan Services, LLC, the “Seller” under that certain Master Repurchase Agreement, dated as of March 17, 2011, among Seller, Private National Mortgage Acceptance Company, LLC and Bank of America, N.A., whose acceptance of such assignment is indicated below, [and] (iv) upon delivery of this trade assignment to you by [BANA][MLPF&S] you will accept Seller’s direction set forth herein to pay [BANA][MLPF&S]  for such Securities, [(v) you will accept delivery of such Securities directly from [BANA][MLPF&S], (vi) [BANA][MLPF&S]  is obligated to make delivery of such Securities to you in accordance with the attached Commitment and (vii) you have released Seller from its obligation to deliver the Securities to you under the Commitment.]  Payment will be made “delivery versus payment (DVP)” to [BANA][MLPF&S]  in immediately available funds.

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If you have any questions, please call Pamela Marsh at (805) 330-6059 or Maurice Watkins at (818) 746-2861 immediately.

Very truly yours,

PENNYMAC LOAN SERVICES, LLC

By:
Name:
Title:

Agreed to:

[BANK OF AMERICA, N.A.] [MERRILL LYNCH PIRECE FENNER & SMITH INCORPORATED]

By:
Name:
Title:

Notice of delivery and confirmation of receipt are the obligations of [BANA] [MLPF&S].  Prompt notification of incorrect information or rejection of the trade assignment should be made to [            ].

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